       As filed with the Securities and Exchange Commission on May 6, 2002
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             INTEGRAL SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Maryland
         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-1267968
                      (I.R.S. Employer Identification No.)

                       5000 Philadelphia Way
                         Lanham, Maryland                    20706-4417
             (Address of Principal Executive Offices)        (Zip Code)

                             Integral Systems, Inc.
                  2002 Stock Option Plan Effective May 1, 2002
                            (Full Title of the Plan)

                              Steven R. Chamberlain
                             Chief Executive Officer
                             Integral Systems, Inc.
                              5000 Philadelphia Way
                           Lanham, Maryland 20706-4417
                    (Name, and Address of Agent For Service)

                                 (301) 731-4233
          Telephone Number, Including Area Code, of Agent For Service.

                                   Copies to:
                          Anita J. Finkelstein, Esquire
                    Venable, Baetjer, Howard & Civiletti, LLP
                      1201 New York Avenue, NW, Suite 1000
                            Washington, DC 20005-3917

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                    Amount            Proposed Maximum         Proposed Maximum          Amount Of
 Title Of Securities To Be          To Be              Offering Price              Aggregate            Registration
        Registered                Registered/(1)/      Per Share/(2)/         Offering Price/(2)/         Fee/(2)/
---------------------------- --------------------- ------------------------ ------------------------ -------------------
 Common Stock, $.01 par
 value per share                 750,000 shares            $21.24                 $15,930,000              $1,466
---------------------------- --------------------- ------------------------ ------------------------ -------------------

____________________
(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Integral Systems, Inc. 2002 Stock Option Plan including by reason of any stock split, stock dividend or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The above calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on The Nasdaq National Market on April 30, 2002.

                                     PART I

         Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by
Section 10(a) of the Securities Act.

                                     PART II

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents, which have been filed by Integral Systems, Inc. (the "Registrant") with the Commission, are incorporated into this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Commission on December 21, 2001;

     (b) The Registrant's (i) Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed with the Commission on February 14, 2002 and (ii) Current Report on Form 8-K dated January 4, 2002, filed with the Commission on January 10, 2002; and

     (c) The description of the Common Stock set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 17, 1990 under Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") together with any amendment or report filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 2-418 of the Maryland General Corporation Law ("MGCL") permits a corporation to indemnify each of its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any proceeding to which he or she may be made a party by reason of his or her service in that capacity or certain other capacities, unless it is established that:

     (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

     (b) the director or officer actually received an improper personal benefit in money, property or services; or

     (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation.

     In addition, Section 2-418(f) of the MGCL permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses, including attorneys' fees, incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity or certain other capacities, provided that the corporation shall have received:

     (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

     (b) a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The MGCL also provides that, unless limited by the corporation's articles of incorporation, a director or officer of the corporation who has been successful, on the merits or otherwise, shall be indemnified against reasonable expenses incurred by the director or officer in connection with any proceeding to which he or she is made a party by reason of his or her service in that capacity or certain other capacities. Maryland law permits a corporation to indemnify and advance expenses to a present and former employee or agent of the corporation to the same extent as a director or officer, and to provide additional indemnification to an employee or agent who is not also a director or officer.

     The Registrant has provided for indemnification of directors, officers, employees and agents in Article Ninth of its Articles of Restatement of the Articles of Incorporation ("Restated Articles of Incorporation") and in Section 1 of Article VI of its By-Laws (the "By-Laws"). These provisions read as follows:

          The Corporation shall indemnify as determined by the Board of Directors any person who is serving or has served as a director or officer or employee or agent of this Corporation to the extent permitted by Maryland Law, who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer or employee or agent of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, or as an employee, or as an agent, except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

          In addition, the Corporation as determined by the Board of Directors shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings, in advance of the final disposition of such proceedings, to the extent permitted by the Maryland Law.

     The Restated Articles of Incorporation do not limit the requirement of the MGCL that a corporation indemnify a director or officer who has been successful, on the merits or otherwise, against reasonable expenses incurred by the director or officer in any proceeding to which he or she is made a party by reason of his or her service in that capacity or certain other capacities.

     Under the MGCL, a corporation is permitted to limit by provision in its articles of incorporation the liability of its directors and officers to the corporation or to its stockholder for money damages except to the extent that
(i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result or active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant has not limited the liability of its directors and officers for money damages in its Restated Articles of Incorporation.

     Under the MGCL, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or certain other capacities or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the MGCL. The Registrant has provided for the purchase of insurance for its directors, officers, employees or agents in Section 2 of
Article VI of the By-Laws. This provision reads as follows:

     Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's position as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

               Not applicable.

Item 8.        Exhibits.
               --------

  4.1 Articles of Restatement of the Registrant (incorporated by reference to the Registration Statement on Form S-3 (File No. 333-82499) filed with the Commission on July 8, 1999).

  4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant's September 30, 2000 Annual Report on Form 10-K filed by the Registrant on December 21, 2000).

  4.3 Specimen Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-58453) filed with the Commission on July 2, 1998).

  4.4*    Integral Systems, Inc. 2002 Stock Option Plan Effective May 1, 2002.

  5* Opinion of Venable, Baetjer, Howard & Civiletti, LLP, Counsel to the Registrant.

  23.1*   Consent of Venable, Baetjer, Howard & Civiletti, LLP (included in
          Exhibit 5).

  23.2*   Consent of Rubino & McGeehin, Chartered, Independent Public
          Accountants.

  24*     Powers of Attorney (included in Signature Page).

    ___________
* Filed herewith.

Item 9.        Undertakings.
               ------------

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which as registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lanham, in the State of Maryland, on this 1st day of May, 2002.

                                   INTEGRAL SYSTEMS, INC.

                                   By:      /s/ Steven R. Chamberlain
                                            ------------------------------------
                                            Steven R. Chamberlain
                                            Chairman and Chief Executive Officer
                                            (Principal Executive Officer)

     Each person whose signature appears below constitutes and appoints Steven
R. Chamberlain his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, severally, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                          Title                                Date

/s/ Steven R. Chamberlain                           Chairman and Chief Executive Officer              May 1, 2002
---------------------------------------
Steven R. Chamberlain                                   (Principal Executive Officer)


/s/ Thomas L. Gough                            President, Chief Operating Officer and Director        May 1, 2002
---------------------------------------
Thomas L. Gough

/s/ Elaine M. Parfitt                            Vice President and Chief Financial Officer           May 1, 2002
---------------------------------------
Elaine M. Parfitt                               (Principal Financial and Accounting Officer)


/s/ Dominic A. Laiti                                              Director                            May 1, 2002
---------------------------------------
Dominic A. Laiti

/s/ R. Doss McComas                                               Director                            May 1, 2002
---------------------------------------
R. Doss McComas


         Signature                                                 Title                                Date
/s/John R. Murphy                                                 Director                            May 1, 2002
---------------------------------------
John R. Murphy

/s/ Bonnie K. Wachtel                                             Director                            May 1, 2002
---------------------------------------
Bonnie K. Wachtel

                                  Exhibit Index
                                  -------------

Exhibit
Number                             Description
------    ----------------------------------------------------------------------

  4.1 Articles of Restatement of the Registrant (incorporated by reference to the Registration Statement on Form S-3 (File No. 333-82499) filed with the Securities and Exchange Commission (the "Commission") on July 8, 1999).

  4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant's September 30, 2000 Annual Report on Form 10-K filed by the Registrant on December 21, 2000).

  4.3 Specimen Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-58453) filed with the Commission on July 2, 1998).

  4.4*    Integral Systems, Inc. 2002 Stock Option Plan Effective May 1, 2002.

  5* Opinion of Venable, Baetjer, Howard & Civiletti, LLP, Counsel to the Registrant.

  23.1*   Consent of Venable, Baetjer, Howard & Civiletti, LLP (included in
          Exhibit 5).

  23.2*   Consent of Rubino & McGeehin, Chartered, Independent Public
          Accountants.

  24*     Powers of Attorney (included in Signature Page).

  --------
* Filed herewith.